News Release

Amkor Technology Reports Financial Results for the First Quarter 2020

First Quarter Highlights

•	First quarter net sales $1.15 billion, up 29% year-on-year

•	Operating income $84 million, operating margin 7.3%

•	Net income $64 million, earnings per diluted share $0.26

•	EBITDA $210 million

TEMPE, Ariz. - April 27, 2020 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the first quarter ended March 31, 2020.

“First quarter revenue grew almost 30% year-on-year, driven by strength in the communications and consumer markets,” said Steve Kelley, Amkor’s president and chief executive officer. “Our factory team executed remarkably well in a challenging environment.”

Results	Q1 2020	Q4 2019	Q1 2019
	($ in millions, except per share data)
Net sales	$1,153	$1,178	$895
Gross margin	16.4%	18.9%	13.5%
Operating income	$84	$118	$13
Operating margin	7.3%	10.0%	1.5%
Net income attributable to Amkor (1)	$64	$99	($23)
Earnings per diluted share (1)	$0.26	$0.41	($0.10)
EBITDA (2)	$210	$244	$153

(1) Q4 2019 net income includes a $4 million discrete income tax benefit, or $0.01 per diluted share, primarily related to changes in the valuation of certain deferred tax assets. Q1 2019 net income includes a $15 million non-cash discrete income tax charge, or $0.06 per diluted share, to reduce the value of certain deferred tax assets.

(2) EBITDA is a non-GAAP measure. The reconciliation to the comparable GAAP measure is included below under “Selected Operating Data.”

“Strong year over year revenue growth drove profitability well above year ago levels,” said Megan Faust, Amkor’s executive vice president and chief financial officer. “We will continue to make strategic investments to support growth in our target markets while being cautious with discretionary spending.”

At March 31, 2020, total cash and short-term investments was $1.0 billion, and total debt was $1.5 billion.

Business Outlook

“We continue to be excited about Amkor’s prospects for growth in the medium and long-term,” said Kelley. “At the same time, we are well-prepared to deal with fluctuations in near-term demand due to recent macroeconomic events.”

Second quarter 2020 outlook (unless otherwise noted):

•	Net sales of $1.0 billion to $1.1 billion

•	Gross margin of 9.5% to 13.5%

•	Net income of ($32) million to $19 million, or ($0.13) to $0.08 per diluted share

•	Full year 2020 capital expenditures of approximately $550 million

Conference Call Information

Amkor will conduct a conference call on Monday, April 27, 2020, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. This call is being webcast and can be accessed at Amkor’s website: www.amkor.com. You may also access the call by dialing 1-877-645-6380 or 1-404-991-3911. A replay of the call will be made available at Amkor’s website or by dialing 1-855-859-2056 or 1-404-537-3406 (conference ID 3086586). The webcast is also being distributed over NASDAQ OMX’s investor distribution network to both institutional and individual investors. Institutional investors can access the call via NASDAQ OMX’s password-protected event management site, Street Events (www.streetevents.com).

About Amkor Technology, Inc.

Amkor Technology, Inc. is one of the world’s largest providers of outsourced semiconductor packaging and test services. Founded in 1968, Amkor pioneered the outsourcing of IC packaging and test, and is now a strategic manufacturing partner for the world’s leading semiconductor companies, foundries and electronics OEMs. Amkor’s operational base includes production facilities, product development centers, and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the USA. For more information, visit www.amkor.com.

Contact:

Vincent Keenan
Vice President, Investor Relations
480-786-7594
vincent.keenan@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q1 2020	Q4 2019	Q1 2019
Net Sales Data:
Net sales (in millions):
Advanced products (1)	$705	$667	$422
Mainstream products (2)	448	511	473
Total net sales	$1,153	$1,178	$895

Packaging services	85%	84%	82%
Test services	15%	16%	18%

Net sales from top ten customers	67%	65%	66%

End Market Data:
Communications (handheld devices, smartphones, tablets)	38%	37%	38%
Consumer (connected home, set-top boxes, televisions, visual imaging, wearables)	24%	24%	14%
Automotive, industrial and other (driver assist, infotainment, performance, safety)	23%	25%	28%
Computing (datacenter, infrastructure, PC/laptop, storage)	15%	14%	20%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	45.3%	42.6%	38.0%
Labor	14.2%	13.9%	17.4%
Other manufacturing	24.1%	24.6%	31.1%
Gross margin	16.4%	18.9%	13.5%

(1) Advanced products include flip chip and wafer-level processing and related test services
(2) Mainstream products include wirebond packaging and related test services

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In this press release, we provide EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, our ability to service debt and our ability to fund capital expenditures. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measure Reconciliation:
	Q1 2020	Q4 2019	Q1 2019
	(in millions)
EBITDA Data:
Net income	$64	$100	$(23)
Plus: Interest expense	17	17	19
Plus: Income tax expense	5	1	21
Plus: Depreciation & amortization	124	126	136
EBITDA	$210	$244	$153

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended March 31,
	2020	2019
	(In thousands, except per share data)
Net sales	$1,152,616	$894,964
Cost of sales	963,708	774,203
Gross profit	188,908	120,761
Selling, general and administrative	72,582	71,587
Research and development	32,253	35,754
Total operating expenses	104,835	107,341
Operating income	84,073	13,420
Interest expense	17,045	19,273
Other (income) expense, net	(2,315)	(4,565)
Total other expense, net	14,730	14,708
Income (loss) before taxes	69,343	(1,288)
Income tax expense	4,846	21,380
Net income (loss)	64,497	(22,668)
Net income attributable to non-controlling interests	(608)	(211)
Net income (loss) attributable to Amkor	$63,889	$(22,879)

Net income (loss) attributable to Amkor per common share:
Basic	$0.27	$(0.10)
Diluted	$0.26	$(0.10)

Shares used in computing per common share amounts:
Basic	240,919	239,414
Diluted	241,333	239,414

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2020	December 31, 2019
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$941,447	$894,948
Restricted cash	610	610
Short-term investments	58,263	6,348
Accounts receivable, net of allowances	880,629	850,753
Inventories	238,201	220,602
Other current assets	34,553	28,272
Total current assets	2,153,703	2,001,533
Property, plant and equipment, net	2,367,746	2,404,850
Operating lease right of use assets	147,985	148,549
Goodwill	26,235	25,976
Restricted cash	3,267	2,974
Other assets	112,701	111,733
Total assets	$4,811,637	$4,695,615
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$141,521	$144,479
Trade accounts payable	562,633	571,054
Capital expenditures payable	107,131	77,044
Accrued expenses	236,464	267,226
Total current liabilities	1,047,749	1,059,803
Long-term debt	1,371,501	1,305,755
Pension and severance obligations	178,084	176,971
Long-term operating lease liabilities	89,733	91,107
Other non-current liabilities	65,945	71,740
Total liabilities	2,753,012	2,705,376

Stockholders’ equity:
Preferred stock	—	—
Common stock	287	287
Additional paid-in capital	1,931,088	1,927,739
Retained earnings	297,966	234,077
Accumulated other comprehensive income (loss)	19,709	19,115
Treasury stock	(217,533)	(217,479)
Total Amkor stockholders’ equity	2,031,517	1,963,739
Non-controlling interests in subsidiaries	27,108	26,500
Total equity	2,058,625	1,990,239
Total liabilities and equity	$4,811,637	$4,695,615

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended March 31,
	2020	2019
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$64,497	$(22,668)
Depreciation and amortization	123,657	135,835
Other operating activities and non-cash items	8,287	15,928
Changes in assets and liabilities	(99,852)	(77,038)
Net cash provided by operating activities	96,589	52,057
Cash flows from investing activities:
Payments for property, plant and equipment	(55,888)	(203,216)
Proceeds from sale of property, plant and equipment	1,887	180
Proceeds from insurance recovery for property, plant and equipment	—	1,538
Payments for short-term investments	(55,754)	—
Other investing activities	5,163	(569)
Net cash used in investing activities	(104,592)	(202,067)
Cash flows from financing activities:
Proceeds from revolving credit facilities	201,000	—
Proceeds from short-term debt	14,086	29,781
Payments of short-term debt	(9,409)	(10,588)
Proceeds from issuance of long-term debt	24,000	572,375
Payments of long-term debt	(172,336)	(63,636)
Payments of finance lease obligations	(2,355)	(1,376)
Other financing activities	109	(2,848)
Net cash provided by financing activities	55,095	523,708
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(300)	(829)
Net increase in cash, cash equivalents and restricted cash	46,792	372,869
Cash, cash equivalents and restricted cash, beginning of period	898,532	688,051
Cash, cash equivalents and restricted cash, end of period	$945,324	$1,060,920

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including statements regarding the strength of the communications and consumer markets, statements regarding our strategic investments and discretionary spending and all of the statements made under “Business Outlook” above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:

•
health conditions or pandemics, such as COVID-19, impacting labor availability and operating capacity, capital availability, the supply chain and consumer demand for our customers’ products and services;

•	dependence on the highly cyclical, volatile semiconductor industry;

•	industry downturns and declines in global economic and financial conditions;

•
fluctuation in demand for semiconductors and conditions in the semiconductor industry generally, as well as by specific customers, such as inventory reductions by our customers impacting demand in key markets;

•	changes in our capacity and capacity utilization rates and fluctuations in our manufacturing yields;

•
the development, transition and ramp to high volume manufacture of more advanced silicon nodes and evolving wafer, packaging and test technologies, may cause production delays, lower manufacturing yields and supply constraints for new wafers and other materials;

•
absence of backlog, the short-term nature of our customers’ commitments, double bookings by customers and deterioration in customer forecasts and the impact of these factors, including the possible delay, rescheduling and cancellation of large orders, or the timing and volume of orders relative to our production capacity;

•
changes in costs, quality, availability and delivery times of raw materials, components and equipment, including any disruption in the supply of certain materials due to regulations and customer requirements, as well as wage inflation and fluctuations in commodity prices;

•	dependence on key customers or concentration of customers in certain end markets, such as mobile communications and automotive;

•	dependence on international factories and operations, and risks relating to our customers’ and vendors’ international operations;

•
laws, rules, regulations and policies imposed by U.S. or foreign governments, such as tariffs, customs, duties and other restrictive trade barriers, national security, data privacy and cybersecurity, antitrust and competition, tax, currency and banking, labor, environmental, health and safety, and in particular the recent increase in tariffs, customs, duties and other restrictive trade barriers considered or adopted by U.S. and foreign governments;

•
laws, rules, regulations and policies within China and other countries that may favor domestic companies over non-domestic companies, including customer- or government-supported efforts to promote the development and growth of local competitors;

•	fluctuations in currency exchange rates, particularly the dollar/yen exchange rate for our operations in Japan;

•	competition with established competitors in the packaging and test business, the internal capabilities of integrated device manufacturers, and new competitors, including foundries;

•	decisions by our integrated device manufacturer and foundry customers to curtail outsourcing;

•	difficulty achieving high capacity utilization rates due to high percentage of fixed costs;

•	our substantial investments in equipment and facilities to support the demand of our customers;

•
there can be no assurance regarding when our factory and research and development center in Korea will be fully utilized, or that the actual scope, costs, timeline or benefits of the project will be consistent with our expectations;

•	the historical downward pressure on the prices of our packaging and test services;

•	any warranty claims, product return and liability risks, and the risk of negative publicity if our products fail, as well as the risk of litigation incident to our business;

•	our substantial indebtedness and restrictive covenants in the indentures and agreements governing our current and future indebtedness;

•	difficulty funding our liquidity needs;

•	our significant severance plan obligations associated with our manufacturing operations in Korea;

•	maintaining an effective system of internal controls;

•	difficulty attracting, retaining or replacing qualified personnel;

•	our continuing development and implementation of changes to, and maintenance and security of, our information technology systems;

•	challenges with integrating diverse operations;

•
any changes in tax laws (including the recent enactment of U.S. tax reform), taxing authorities not agreeing with our interpretation of applicable tax laws, including whether we continue to qualify for tax holidays, or any requirements to establish or adjust valuation allowances on deferred tax assets;

•	our ability to develop new proprietary technology, protect our proprietary technology, operate without infringing the proprietary rights of others, and implement new technologies;

•	natural disasters and other calamities, health conditions or pandemics, political instability, hostilities or other disruptions; and

•	the ability of certain of our stockholders to effectively determine or substantially influence the outcome of matters requiring stockholder approval.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in the company’s subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release except as may be required by law.